SPECIMEN ORDINARY SHARE CERTIFICATE

NUMBER

SHARES

OS - _________

FLATWORLD ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS

ORDINARY SHARES

SEE REVERSE FOR
CERTAIN DEFINITIONS

THIS CERTIFIES THAT

CINS [   ]

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF NO PAR VALUE

FLATWORLD ACQUISITION CORP.

transferable on the books of  FLATWORLD ACQUISITION CORP. (the “Company”) in person or by duly authorized attorney upon surrender of this certificate properly endorsed.  The Company will be forced to redeem the ordinary shares (“Ordinary Shares”) sold in the Company’s initial public offering if it is unable to complete a business transaction by [         ] [18 MONTHS FROM THE DATE OF THE FINAL PROSPECTUS RELATING TO THE COMPANY’S INITIAL PUBLIC OFFERING OR 24 MONTHS FROM THE DATE OF THIS PROSPECTUS IF A LETTER OF INTENT, AGREEMENT IN PRINCIPLE OR A DEFINITIVE AGREEMENT HAS BEEN EXECUTED WITHIN 18 MONTHS FROM THE DATE OF THIS PROSPECTUS AND THE BUSINESS TRANSACTION RELATING THERETO HAS NOT YET BEEN COMPLETED WITHIN SUCH 18-MONTH PERIOD]. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

FLATWORLD ACQUISITION CORP.

BRITISH VIRGIN ISLANDS

SEAL

2010

AUTHORIZED OFFICER

(Signature)

CHIEF EXECUTIVE OFFICER

(Seal)

(Signature)

SECRETARY

COUNTERSIGNED AND REGISTERED:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

TRANSFER AGENT AND REGISTRAR

BY:

(Reverse of Certificate)

FLATWORLD ACQUISITION CORP.

The Company will furnish without charge to each shareholder who so requests, the powers, designations, preferences and relative participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Memorandum and Articles of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — ......................... Custodian .........................

(Cust)

(Minor)

under Uniform Gifts to Minors

Act ..............................................................

(State)

Additional abbreviations may also be used though not in the above list.

For value received

  , hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE(S)

 (PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

 shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitutes and appoints

Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of funds from the trust account only in the event that the Company redeems the Ordinary Shares sold in its initial public offering because it does not consummate a Business Transaction by [] [18 MONTHS FROM THE DATE OF THE FINAL PROSPECTUS RELATING TO THE COMPANY’S INITIAL PUBLIC OFFERING OR 24 MONTHS FROM THE DATE OF THIS PROSPECTUS IF A LETTER OF INTENT, AGREEMENT IN PRINCIPLE OR A DEFINITIVE AGREEMENT HAS BEEN EXECUTED WITHIN 18 MONTHS FROM THE DATE OF THIS PROSPECTUS AND THE BUSINESS TRANSACTION RELATING THERETO HAS NOT YET BEEN COMPLETED WITHIN SUCH 18-MONTH PERIOD], or if the holder(s) seek(s) to redeem for cash his, her or its respective Ordinary Shares in connection with a tender offer (or proxy, solely in the event the Company seeks shareholder approval of the proposed Business Transaction and is not subject to the foreign issuer rules of the Securities and Exchange Commission) setting forth the details of a proposed Business Transaction. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.